REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement dated as of April 1, 2005 (the “Agreement”) is by and among Retalix Ltd., an Israeli corporation (“Retalix”), and Integrated Distribution Solutions, L.L.C., a Nebraska limited liability company (“IDS”), and the persons listed in Schedule A of this Agreement (the “Distributees”).

WITNESSETH:

WHEREAS, Retalix has entered into an Asset Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof with IDS, Retalix SCM, Inc., a Delaware corporation, and the persons listed in Schedule A thereto;

WHEREAS, in the transaction IDS will receive shares of Parent Common Stock that will be distributed at or soon after Closing to the persons listed on Schedule A of this Agreement who are accredited investors who own direct or indirect interests in IDS; and

WHEREAS, Retalix is willing to grant certain rights to have such shares of Parent Common Stock registered for resale to the public on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND EFFECTIVENESS

1.1 Common Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, and the rules of construction and documentary conventions set forth in the Purchase Agreement shall apply to this Agreement.

1.2 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means IDS, Distributees and the other person or persons that have the right to have their shares of Parent Common Stock registered under this Agreement.

“Holder Registration Statement” means each registration statement filed with the Commission pursuant to this Agreement.

“Registration Expenses” means the expenses incurred by Retalix in complying with Article III, including registration and filing fees, securities exchange or market listing fees, any special audit fees, printing expenses, fees and disbursements of counsel for Retalix, state Blue Sky fees and expenses.

“Registrable Shares” means any shares of Parent Common Stock received by the Holders in the transaction (including any shares deposited in escrow pursuant to the terms of the Escrow

Agreement which are ultimately released to the Holders), and any additional unregistered shares received by the Holders as a stock dividend on the Registrable Shares, or pursuant to a stock split or similar recapitalization of Retalix’s Parent Common Stock; provided, however, that “Registrable Shares” shall not include any such shares of Parent Common Stock that as of the date of the determination (x) have previously been sold by a Holder pursuant to Rule 144 under the Securities Act or (y) have been held or deemed to be held for at least one year as calculated under Rule 144(d).

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” and words of similar import means any offer to sell, sale, assignment, pledge, transfer, contract to sell, grant of any option or other right to purchase, grant of any ownership interest, or other disposition or change of legal, record or beneficial ownership, whether direct or indirect, voluntary or involuntary.

1.3 Effectiveness. This Agreement shall become effective as of the Closing.

ARTICLE III

REGISTRATION RIGHTS

2.1 Registration of Shares. (a) Retalix shall use its reasonable best efforts to file with the Securities and Exchange Commission (the “Commission”), not later than 90 days following the closing of the transactions contemplated by the Purchase Agreement, a “shelf” registration statement covering the resale to the public by the Holders of Registrable Shares issued on the Closing Date to IDS (not including the shares deposited in escrow). Retalix shall use its reasonable best efforts to file with the Commission, not later than 90 days following their release from escrow under the terms of the Escrow Agreement, a “shelf” registration statement covering the resale to the public by the Holders of Registrable Shares so released from escrow. Retalix shall use its reasonable best efforts to cause each Holder Registration Statement to be declared effective by the Commission as promptly as possible after the date of filing. Each Holder Registration Statement shall be on Form F-3 (or its then equivalent), if available to Retalix, or absent such availability, on Form F-1 (or its then equivalent).

(b) If at the time immediately prior to the filing of a Holder Registration Statement or at any time during the effectiveness of a Holder Registration Statement: (i) Retalix is in possession of material information that the Board of Directors of Retalix in good faith determines disclosure of which would be detrimental to the business and affairs of Retalix and that the registration statement would be materially misleading absent the inclusion of such information, then, upon notice from Retalix to each of the Holders who have Registrable Shares of the occurrence of an event described in clause (i) above, Retalix may at its option (1) delay the filing of a Holder Registration Statement or (2) suspend the use of the prospectus relating to a Holder Registration Statement (the “Resale Prospectus”) by the Holders in connection with any sale of shares under a Holder Registration Statement, as the case may be, for a reasonable period until the time such event, situation or activity no longer exists. The Holders hereby agree to suspend the use of the Resale Prospectus upon receipt of such a notice from Retalix, subject to the terms and limitations set forth in this Section 2.1(b). Retalix’s right to delay filing or suspend use of the Resale Prospectus may be exercised by Retalix for an aggregate period of not more than 90 days in any twelve month period. Retalix shall promptly give notice to the Holders at the time the events, situations or activities set forth in clause (i) above no longer exist.

(c) Retalix shall use its reasonable best efforts to maintain the effectiveness of all Holder Registration Statements until the date which is two years after the Closing Date or such earlier time as no shares are deemed to be Registrable Shares.

(d) For any registration statement filed pursuant to this Section 2.1, any method of disposition of the registered shares other than a non-underwritten offering shall require the consent of Covenantors’ Committee on behalf of the Distributees. The selling stockholders shall be responsible for any stock transfer Taxes attributable to the Registrable Shares being offered and sold.

(e) In any registration statement filed pursuant to this Section 2.1, Retalix shall be entitled to include, for sale in accordance with the method of disposition approved by the Covenantors’ Committee, shares of Parent Common Stock to be sold by Retalix for its own account, except as and to the extent that such method of disposition shall be an underwritten public offering and in the opinion of the managing underwriter (if the method of disposition in the requested registration statement shall be an underwritten public offering) such inclusion would adversely affect the marketing of the Registrable Shares to be sold.

2.2 Indemnification of Holders. If Retalix registers any of the Registrable Shares under the Securities Act pursuant to this Agreement, Retalix shall indemnify and hold harmless each Holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls a Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, shall reimburse each Holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by Retalix) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by Retalix of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Retalix and relating to action or inaction required of Retalix in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished to Retalix in writing in connection therewith by any such Holder (in the case of indemnification of such Holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling Person) expressly for use therein; (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus copies of which were delivered to such Holder or such underwriter on a timely basis, and such Holder or such underwriter failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act; or (iii) the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability occurred after Retalix gave notice to the Holders of suspension of the use of the Resale Prospectus in accordance with Section 2.1(b) hereof.

2.3 Indemnification of Retalix. If Retalix registers any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Holder shall indemnify and hold harmless Retalix, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls Retalix within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, shall reimburse Retalix and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, but only insofar as any such statement or omission (i) was made in reliance upon and in conformity with information furnished to Retalix in writing in connection therewith by such Holder expressly for use therein; (ii) such statement or omission was corrected in a final or amended prospectus copies of which were delivered to such Holder on a timely basis, and such Holder or such underwriter failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act; or (iii) the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability occurred after Retalix gave notice to the Holders of suspension of the use of the Resale Prospectus in accordance with Section 2.1(b) hereof. Notwithstanding any of the foregoing to the contrary, in no event shall the liability of any Holder for indemnification under this Section 2.3 exceed the proceeds received by such Holder in the offering.

2.4 Indemnification Procedures. (a) Promptly after receipt by any Person entitled to indemnification under Sections 2.2 or 2.3 (an “Indemnified Party”) of notice of the commencement of any action in respect of which indemnity may be sought against any Person under Sections 2.2 or 2.3 (an “Indemnifying Party”), such Indemnified Party shall notify all Indemnifying Parties in writing of the commencement thereof (provided, however, that failure to so notify an Indemnifying Party shall not relieve any Indemnifying Party from any liability it may have hereunder except to the extent that the Indemnifying Party who did not receive such notice shall have been materially prejudiced by such failure) and, subject to the provisions hereinafter stated, the Indemnifying Party shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party.

(b)              The Indemnified Party shall have the right to employ separate counsel and assume its own legal defense in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Indemnifying Party shall not be at the expense of the Indemnifying Party unless the employment of such counsel has been specifically authorized in writing by the Indemnifying Party. If the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Parties and the Indemnified Party conducting the defense of such action or that there may be legal defenses available to the Indemnified Party different from or in addition to those available to the Indemnifying Parties, then counsel for the Indemnified Party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnified Party, and the Indemnifying Parties shall bear the legal or other expenses incurred in connection with the conduct of such defense. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's written consent.

2.5 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Indemnified Party exercising rights under this Agreement, or any controlling Person of any such Indemnified Party, makes a claim for indemnification pursuant to Section 2.2 or 2.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Agreement provides for indemnification in such case, then the Indemnifying Party and such Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Notwithstanding the foregoing, in no event shall the liability of any Holder for contribution under this Section 2.5 exceed the proceeds received by such Holder in the offering. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or by the Indemnified Party on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.6 Exchange Act Registration. Retalix will use its reasonable best efforts to timely file with the Commission such information as the Commission may require under either Section 13 or Section 15(d) of the Exchange Act; and in such event, Retalix shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to the Registrable Shares. Retalix shall furnish to the Holders forthwith upon request a written statement by Retalix as to its compliance with the reporting requirements of Rule 144.

2.7 Further Obligations of Retalix. Whenever Retalix is required under this Agreement to register Registrable Shares, subject to the exception set forth in Sections 2.1(b), it shall also do the following:

(i)             file with the Commission a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause that registration statement to become effective as soon as possible;

(ii)           as expeditiously as possible prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof);

(iii)          as expeditiously as possible furnish to each Holder whose Registrable Shares are included in such registration statement such reasonable numbers of copies of the Resale Prospectus, including any preliminary Resale Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Holder;

(iv)          as expeditiously as possible use its reasonable best efforts to register or qualify the Registrable Shares covered by the registration statement under the securities or

Blue Sky laws of such states as the Holders shall reasonably request (which shall include without limitation the states in which the Holders reside), and do any and all other acts and things that may be necessary or desirable to enable the Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Holder; provided, however, that Retalix shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v)           as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by Retalix are then listed;

(vi)          promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(vii)        promptly make available for inspection by the Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holders including Registrable Shares in such registration statement, all customary due diligence information of Retalix and cause Retalix’s officers, directors, employees and independent accountants to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(viii)       as expeditiously as possible, notify each Holder whose Registrable Shares are included in the registration statement, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any Resale Prospectus forming a part of such registration statement has been filed;

(ix)          as expeditiously as possible following the effectiveness of such registration statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such registration statement or Resale Prospectus; and

(x)           use its reasonable best efforts to take all other actions necessary to cause the registration statement to remain effective for as long as required by this Agreement.

2.8 Further Obligations of Holders. In connection with any registration pursuant to this Agreement in which Registrable Shares held by a Holder are to be registered, such Holder shall furnish to Retalix in writing such information with respect to such Holder and the distribution proposed by such Holder as Retalix reasonably requests for use in connection with any such registration statement or prospectus or otherwise as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.9 Allocation of Expenses. In any registration pursuant to Section 2.1, Retalix shall pay all of the Registration Expenses of such registration.

2.10 Sale or Transfer of Shares. The Registrable Shares shall not be sold or Transferred unless either (i) they shall have been sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to a transaction that complies with Rule 144 under the Securities Act or (iii) Retalix shall have been furnished with an opinion of legal counsel, reasonably satisfactory to Retalix, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. During the time period during which any Registration Statement required by this Agreement is in effect, Holders shall be allowed to sell their Registrable Shares that have been registered pursuant to any such

Registration Statement either pursuant to the effective Registration Statement under the Securities Act or, if available, through transactions effected under Rule 144 under the Securities Act, and the Registration Statement and Resale Prospectus prepared by Retalix in connection with any registration effected pursuant to this Agreement shall include provisions that allow Holders to sell their Registrable Sharers either pursuant to the Registration Statement or pursuant to sales effected under Rule 144 under the Securities Act if it is available.

2.11 Transferability. The registration rights granted in this Agreement may be assigned by IDS to its members, and, if any of such members are entities, by such members to its equity holders, in any event to include the Distributees. The registration rights granted in this Agreement may also be assignable by any of the Distributees. Any person to whom registration rights may be transferred hereunder shall be deemed a “Holder” and a holder of “Registrable Shares” for purposes of this Agreement; provided, however, that any person who is not identified as a Distributee in this Agreement shall only be deemed to be a “Holder” and a holder of “Registrable Shares” to the extent any such transferee provides written notice of such assignment to Retalix and agrees in writing to be bound hereby.

2.12             Restrictive Legends. Pursuant to the Investment Agreement to be signed by each Distributee, each Certificate of Parent Common Stock issued upon the Closing of the transactions contemplated by the Purchase Agreement shall be stamped or otherwise imprinted with a restrictive legend in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION; (ii) THE CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION OR (iii) THE CORPORATION IS OTHERWISE SATISFIED THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. THE HOLDER OF THIS SECURITY IS ENTITLED TO CERTAIN REGISTRATION RIGHTS AND SUBJECT TO CERTAIN RESTRICTIONS ON SALE, PLEDGE OR DISPOSITION OF THIS SECURITY AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT AND AN INVESTMENT AGREEMENT DATED AS OF MARCH __, 2005, COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION.”

Retalix agrees that it will remove the restrictive legend from the Parent Common Stock certificates issued to IDS and the Distributors upon the happening of the following events:

a.  If a Holder effects a sale of registrable securities under Rule 144 or the Holder Registration Statement, the purchaser of the shares will receive a stock certificate that does not contain the restrictive legend set forth above.

b.  To the extent IDS or any of its direct or indirect members hold certificates that contain restrictive legends two years after the Closing Date, Retalix shall issue new replacement stock certificates that no longer contain the restrictive legends set forth above as long as such shares are then eligible for sale under Rule 144(k), and IDS shall have no restrictions with respect to whom it transfers any shares of Parent Common Stock two (2) or more years after the Closing Date.

2.13             Limitation on Subsequent Registration Rights. From and after the date of this Agreement, and until all registration rights granted with respect to this Agreement expire, Retalix shall not, without the prior written consent of the Covenantors’ Committee, enter into any agreement with any holder or prospective holder of any securities of Retalix that would in any way interfere with the registration rights granted in this Agreement or prevent Retalix from performing its registration and other obligations under this Agreement.

ARTICLE III

MISCELLANEOUS

3.1 Governing Law. This Agreement, and all disputes arising hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

3.2 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

3.3 Termination. Retalix’s obligations under Sections 2.1 shall expire with respect to a person when such person ceases to hold Registrable Shares. Retalix may make any and all appropriate filings with the Commission to deregister any shares covered by a Holder Registration Statement once all unsold shares covered by such Holder Registration Statement cease to be Registrable Shares.

3.4. Amendment; Waiver. This Agreement may be amended or any provision waived, only if such amendment or waiver is in writing and signed by Retalix, IDS and the Holders of a majority of the Registrable Shares then outstanding.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

RETALIX LTD.
By: /S/ Barry Shaked
Name: Barry Shaked
Title: President and Chief Executive Officer
RETALIX SCM, INC.
By: /S/ Barry Shaked
Name: Barry Shaked
Title: President and Chief Executive Officer
By: /S/ Moshe Geller
Name: Moshe Geller
Title: Chief Financial Officer, Secretary and Treasurer
INTEGRATED DISTRIBUTION SOLUTIONS, LLC
By: /S/ Victor Hamilton
Name: Victor Hamilton
Title: CEO

SCHEDULE A

DISTRIBUTEES

H&S COMPUTER SERVICES, INC.
By: /S/ Victor Hamilton
Print Name: Victor Hamilton
Print Title: President
DATA TECH SERVICES, INC.
By: /S/ George Marin
Print Name: George Marin
Print Title: President
/S/ Victor Hamilton
Victor J. Hamilton
/S/ Mike Kravchuk
Mike Kravchuk
/S/ Morgan Strattan
Morgan Strattan
/S/ Tom Waples
Tom Waples
/S/ Caroline Pugmire
Caroline Pugmire (f/k/a Caroline Richardson)
/S/ George Marin
George E. Marin
/S/ Noel Sheridan
Noel Sheridan
/S/ Roy Munnelly
Roy Munnelly
/S/ Wolfgang Bauscher
Wolfgang Bauscher